THIS AGREEMENT is made as of the 30th day of October, 2009 (the "**Effective Date**").

B E T W E E N:

GEOXPLOR CORP.,
a corporation formed under the laws of the State of Nevada

(hereinafter called "**Geo**")

OF THE FIRST PART

\- and -

NEXT LITHIUM CORP.,
a corporation formed under the laws of the Province of Ontario

(hereinafter called "**Lithium**")

OF THE SECOND PART

\- and -

NEXT LITHIUM (NEVADA) CORP.,
a corporation formed under the laws of the State of Nevada

(hereinafter called "**Lithium US**")

OF THE THIRD PART

RECITALS:

1. Geo beneficially owns a 100% interest in the Property (as defined herein) known as CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Mineral Placer Claims located in Big Smokey Valley near Tonopah, Nevada; and

2. Lithium and Lithium US (collectively, "**Lithium**") wishes to obtain, directly or indirectly, an option to acquire a 100% interest in the Property pursuant and subject to the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the sum of Ten Dollars ($10.00) now paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged) and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 **Definitions**. In this Agreement unless the context otherwise requires, the following words and terms set forth in this Article 1 shall have the meanings respectively assigned to them:

"**Affiliate**" means a corporation which, directly or indirectly, controls, or is controlled by or is under common control with, a party. The term "**control**", as used herein, means the rights to the exercise of, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled company;

"**Agreement**" means this option agreement and every Schedule attached hereto and any amendments made in writing thereto from time to time;

"**Business Day**" means any day which is not a Saturday or Sunday on which banks in Toronto, Ontario are open for business;

"**Confidential Information**" has the meaning assigned to it in Section 14.1 of this Agreement;

"**Effective Date**" means the date first written above;

"**Expenditures**" means all direct expenses of or incidental to Operations, together with any and all costs, fees and expenses which may be paid to obtain feasibility, engineering or other studies or reports on or with respect to the Property or any part of it. For greater certainty, "**Expenditures**" include, but are not limited to, (i) reasonable charges by the Operator for services provided in connection with Operations by geologists or others in the employment of, or under contract to, the Operator, and (ii) reasonable charges for machinery, tools, equipment and camp facilities owned, leased or rented by the Operator and used or employed in Operations;

"**Force Majeure**" means an event which, during any period while this Agreement is in effect, prevents or makes unattainable on a practical basis the performance of the obligations required by either party where the cause of such event is reasonably beyond the control of the party and shall include, without limitation: labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant), acts of God, laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity, judgments or orders of any court; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards, acts of environmental or native groups, acts of war or conditions arising out of or attributable to war, whether declared or undeclared, riot, civil strife, insurrection or rebellion, fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities, delays relating to claims made by aboriginal groups; interference by Natives, Native rights groups, environmentalists or other activists, inability to obtain any license, permit or other authorization that may be required; or any other cause whether similar or dissimilar to the foregoing, but for greater certainty shall not include the inability of either party to raise its own financing to meet its obligations hereunder;

"**Indemnified Party**" has the meaning assigned to it in Section 15.1 of this Agreement;

"**Indemnifying Participant**" has the meaning assigned to it in Section 15.1 of this Agreement;

"**NSR**" means a net smelter return royalty payable by Lithium to Geo equal to three percent (3%) on the proceeds from production, as described in Schedule "A" for all ores, minerals, metals, concentrates and mineral resources derived from the Property;

"**Operations**" includes any and every kind of exploration, development, reclamation and related work done or to be done on or in respect of the Property or the products derived therefrom during the Option Period pursuant to this Agreement;

"**Operator**" means Lithium;

"**Option**" has the meaning assigned to it in Section 2.1 of this Agreement;

"**Option Period**" means the period commencing on the Effective Date and expiring upon the earlier of: (i) the end of the Third Year (as that term is defined in s. 5.1); and (ii) the date this Agreement is terminated pursuant to Section 10.1 of this Agreement;

"**party**" or "**parties**" means a party or parties to this Agreement and their respective successors and permitted assigns;

"**Permitted Encumbrances**" means:

(a) all reservations, limitations, provisos and conditions expressed in the title to the lands and premises comprising the Property;

(b) any liens for taxes, levies and assessments not yet due or payable;

(c) all rights of expropriation of any federal, state or municipal authority or agency;

(d) minor title defects or irregularities consisting of minor surveyor exceptions and other unrecorded easements or rights-of-way or other restrictions as to the use of the Property which title defects, irregularities or restrictions do not, either individually or in the aggregate, materially impair the present or proposed use of the Property;

(e) any easement or right-of-way to any utility (either municipal, private or public) whether it be for gas, water, electricity and/or telephone for service to the Property;

(f) all interests of public record as disclosed by registered and/or recorded title to the Property as of the Effective Date; and

(g) Security Interests and all other encumbrances and registered rights and interests as may be approved by Lithium from time to time.

"**Person**" means an individual, firm, trust, partnership, association corporation, government or governmental board, department, agency or authority and the heirs, executors, administrators or other legal representatives of an individual;

"**Property**" means the association placer mining claims known as CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims located in Big Smokey Valley near Tonopah, Nevada and as more particularly listed at Schedule "B" attached hereto; and

"**Security Interest**" means any mortgage, charge, lien, security interest or other encumbrance of any nature or kind whatsoever given, granted or arising pursuant to statute or otherwise in law or equity on or in respect of real or personal property, as particularly listed at Schedule "C" attached hereto.

1.2 **Currency**. All currency amounts in this Agreement are in US dollars, unless specified to the contrary.

1.3 **Schedules**. Attached to and forming part of this Agreement are the following Schedules:

Schedule "A"	-	NSR Calculation
Schedule "B"	-	Property
Schedule "C"	-	Security Interests

ARTICLE 2
GRANT OF OPTION

2.1 **Option**. Geo hereby grants to Lithium the sole, exclusive and irrevocable right and option (the "**Option**") exercisable in the manner described in Sections 5.1 and 9.1, to acquire a one-hundred percent (100%) beneficial interest in the Property, free and clear of all liens, charges, encumbrances, security interests, royalties and adverse claims, save and except the Permitted Encumbrances and the NSR.

2.2 **Access to the Property**. Geo hereby grants to Lithium, its servants, agents and independent contractors, during the Option Period, subject to compliance with the Permitted Encumbrances and receipt of approval from surface rights owners, the right and option, in its sole discretion, risk and expense, at all reasonable times, to access the Property on reasonable advance notice to Geo, provided that Geo shall be under no liability to Lithium for any personal injuries, including, without limitation, death or for any damage to the property of Lithium, unless such injury or damage is due to the gross negligence or wilful misconduct of Geo, its employees or agents.

2.3 **Duties and Obligations**. Lithium shall have the duties and obligations to:

(a) keep the Property in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and payment of all taxes required to be paid and by the doing of all other acts and things and the making all other payments required to be made which may be necessary in that regard; and

(b) conduct all work on or with respect to the Property in a careful and minerlike manner and in accordance with the applicable laws of the jurisdiction in which the Property is located.

ARTICLE 3
TITLE

3.1 **Recording and/or Registration**. During the Option Period, Geo and Lithium agree to use its commercially reasonable efforts to keep the Property free and clear of all liens, charges, encumbrances, security interests, royalties and adverse claims, but subject to the Permitted Encumbrances and the NSR. Upon Lithium exercising the Option and the vesting of its interest at one-hundred percent (100%) pursuant to Section 9.1 below, the provisions of Section 9.1 shall apply with respect to conveying Geo's interest in the Property to Lithium.

3.2 **Right to Remedy Deficiencies**. Subject to the Permitted Encumbrances, if Geo's title to the Property at any time after the Effective Date is, or becomes, deficient, defective or encumbered in any way other than by the acts or omissions of Lithium not expressly contemplated hereby, and provided that Geo has failed to remedy or correct such deficiencies or defects within ninety (90) days of written notice to Geo by Lithium of same, then, without limiting Lithium's rights and remedies provided hereunder or by law, such deficiency, defect or encumbrance may be remedied or removed by Lithium, acting reasonably and in good faith, in which event the reasonable cost and related expenses thereof may, at Lithium's option, be deducted from any amounts or payments which may be or become due or payable to Geo under this Agreement. If such deficiency, default or encumbrance is, directly or indirectly, caused by or is a result of any act or omission of Lithium, the cost of such remedy or removal shall be borne solely by Lithium and are to be funded by Lithium herewith.

ARTICLE 4
OPERATOR

4.1 **Appointment of Operator**. The parties acknowledge and agree and hereby appoint effective as of the Effective Date, Lithium as the Operator during the Option Period.

4.2 **Operations and Expenditures**. The scope of Operations and magnitude of Expenditures will be determined by the Operator from time to time, provided that no production will be taken from the Property during the Option Period without the consent of Geo, which consent is at the sole discretion of Geo.

ARTICLE 5
OPTION

5.1 **Exercise of Option**. In order to exercise the Option and thereby acquire a one-hundred percent (100%) beneficial interest in the Property, Lithium shall:

(a) pay to Geo $163,393.00 within three (3) business days of Geo delivering notice to Lithium that Geo has completed the staking program on the Property and is in position to record the claims associated with the Property, with the Esmeralda County Recorder and the Bureau of Land Management, Nevada State Office, Reno Nevada (the "**Staking Fee**");

(b) pay to Geo $286,607.00 on the date that Lithium's common shares are listed for trading on a recognized Canadian stock exchange or the completion of any qualifying transaction or similar transaction whereunder the Property is acquired, directly or indirectly, together with any concurrent financing, in connection with Lithium or its successor being listed for trading on a recognized Canadian stock exchange;

(c) commencing on January 1, 2010 and continuing on the first day of every month thereafter until February 28, 2010, pay to Geo an additional $25,000 for each month that Lithium's common shares are not listed for trading on a recognized Canadian stock exchange or the completion of any qualifying transaction or similar transaction whereunder the Property is acquired, directly or indirectly, together with any concurrent financing, in connection with Lithium or its successor being listed for trading on a recognized Canadian stock exchange; and

(d) by March 1, 2010, issue to Geo 1,000,000 of its common shares if Lithium's common shares are listed for trading on a recognized Canadian stock exchange (subject only to a four (4) month hold period). In the event that Lithium's common shares are not listed for trading on a recognized Canadian stock exchange by March 1, 2010, then Lithium shall cause the issuance of the greater of 1,000,000 common shares in the capital of a company listed for trading on a recognized Canadian stock exchange ("**Pubco**") or that number of common shares of Pubco equal to 9.9% of the number of issued common shares of Pubco existing after completion of any qualifying transaction or similar transaction whereby the Property is acquired, directly or indirectly, together with any concurrent financing completed by Pubco (subject only to a four (4) month hold period);

failing which the Option shall be deemed to be terminated and of no further force or effect and Geo shall be forever released and discharged from any and all further obligations thereunder.

ARTICLE 6
NET SMELTER RETURNS ROYALTY

6.1 **Net Smelter Returns Royalty**. Upon Lithium becoming the owner of a one-hundred percent (100%) interest in the Property in accordance with this Agreement, Lithium agrees to pay to Geo a 3.0% NSR derived from mining operations conducted on the Property. Lithium may at any time from and after the date of grant of the NSR and up to the date of commencement of commercial production on the Property, purchase any portion of or the entire NSR from the Geo for One Million Dollars ($1,000,000) per each one percent (1%) of the NSR, payable in cash or certified form (for an aggregate of up to $3,000,000 for the entire NSR).

ARTICLE 7
NON-OBLIGATION

7.1 **No Obligation on Lithium to Fund Expenditures**. Other than as set out in Section 2.3(a) of this Agreement, Lithium is not obligated to fund any additional Expenditures.

7.2 **No Obligation on Geo to Fund Expenditures**. Geo shall not be obligated to fund any Expenditures of any nature or kind whatsoever during the Option Period.

ARTICLE 8
PERFORMANCE OF WORK

8.1 **Procedure for Conducting Operations**. The Operator shall comply with all applicable laws, rules and regulations and shall carry out Operations in a good and workmanlike manner in accordance with generally accepted mining practice.

ARTICLE 9
VESTING OF INTEREST

9.1 **Vesting under Option**. Upon Lithium making the payments and issuing the common shares referred to in Section 5.1 of this Agreement within the time periods contemplated thereby, and Lithium delivering to Geo within the Option Period, a notice in writing stating that Lithium wishes to acquire a one-hundred percent (100%) beneficial interest in the Property, Lithium shall be deemed to have exercised the Option and Lithium will thereupon acquire, directly or indirectly, and be deemed to have acquired and be vested with a one-hundred percent (100%) beneficial right, title and interest in the Property, free and clear of all liens, charges, encumbrances, security interests, royalties and adverse claims, save and except for Permitted Encumbrances, and the NSR. At such time, Lithium shall hold a one-hundred percent (100%) beneficial right, title and interest in and to the Property. Upon Lithium successfully exercising its Option, Geo will use its commercially reasonable efforts, subject to compliance with the Permitted Encumbrances, to deliver a registerable and/or recordable conveyance of one-hundred percent (100%) of Geo's interest to the Property to Lithium or as it may further direct and, in the interim, Geo shall hold Lithium's beneficial interest in the Property as constituted from time to time in trust for Lithium in accordance with the provisions of this Agreement.

ARTICLE 10
TERMINATION

10.1 **Lapse of Option**. Lithium may, at any time, let the Option lapse by written notice to Geo or by not satisfying the obligations referred to in Section 5.1 of this Agreement, whereupon this Agreement, except Sections 10.3 and 10.4 and Articles 15 and 16 of this Agreement, shall terminate. All association placer mining claims comprising the Property, existing under this Agreement at the time of written notification by Lithium to Geo of its intention to let the Option lapse, shall be in good standing for at least ninety (90) days after the date of such notification.

10.2 **Consequences upon Termination**. If this Agreement is terminated pursuant to Section 10.1 of this Agreement, Lithium shall:

(a) forthwith thereafter deliver to Geo a full and final release and discharge in respect of the Option and this Agreement and ensure each association placer mining claim then comprised in the Property shall be in good standing for a period of at least ninety (90) days after termination;

(b) within thirty (30) days thereafter deliver to Geo copies of all of the reports, maps, plans, photographs and drill logs of Lithium relating to the Property and not already provided to Geo, provided that Lithium does not make any representation or warranty concerning the accuracy or completeness thereof;

(c) within hundred and one hundred and eighty (180) days, remove from the Property any machinery, buildings, structures, facilities, equipment and all other property of every nature and description erected, placed or situated thereon by Lithium; any property not so removed at the end of the one hundred and eighty (180) day period shall, at the option of Geo, become the property of Geo; and

(d) unless Geo first notifies Lithium that it wishes to retain the benefit or use of any site disturbance created by Lithium in connection with Operations, within the one hundred and eighty (180) day period referred to in subsection 10.2(c), Lithium will leave the Property in a clean and environmentally acceptable condition.

10.3 **Force Majeure**. If Lithium is prevented from or delayed in performing its obligations in subsection 10.2(c) or 10.2(d) by Force Majeure, the relevant period of the one hundred and eighty (180) days referred to shall be extended by the period of Force Majeure in accordance with Section 16.1 below.

10.4 **Use of Site Workings**. If Geo has notified Lithium that it wishes to utilize any site disturbance or workings which Lithium would otherwise be responsible to reclaim in accordance with subsection 10.2(d) above, notwithstanding any other term of this Agreement, Geo shall be deemed to have relieved Lithium of such obligation to reclaim that portion of the site. Geo shall also execute such documentation and provide such reclamation bonding or other security as Lithium, acting reasonably, or any governmental authorities may require, in order to fully effectuate this Section 10.4.

ARTICLE 11
RESTRICTION ON ASSIGNMENT

11.1 **Pre-emptive Right**. During the Option Period, neither party shall sell, assign, transfer, convey or otherwise dispose of or deal with or agree to sell, assign, transfer, convey or otherwise dispose of the Property or its Option, as the case may be, unless it shall first give to the other party thirty (30) days' advance notice in writing of the price and terms on which it would be willing to sell such rights and interests and each party shall be entitled by notice in writing to the other party within the thirty (30) day period to acquire the whole of such rights and interests at

the price and on the terms stated in the notice. If the party receiving the notice does not elect in writing within the thirty (30) day period to acquire such rights and interests, the other party may transfer the whole of such rights and interests to any person within the following one hundred and twenty (120) days at a price at or above the price stated in the notice and upon terms and conditions not less favourable than those contained in the notice. For purposes of this Section, the consideration for the rights and interests to be sold shall be an amount payable in US dollars, unless the parties hereto otherwise agree. If the party fails to consummate the transfer within the one hundred and twenty (120) day period, the pre-emptive right of the other shall be deemed to be revived and any subsequent proposal to sell, assign, transfer, convey or otherwise dispose of rights or interests hereunder shall again be subject to the provisions of this Section 11.1.

11.2 **Void Assignments**. Any assignment, transfer or conveyance by a party of its rights and interests in or with respect to the Property or this Agreement shall be void unless the assignee has signed an acknowledgment to be bound by all of the provisions of this Agreement in the place and stead of the transferring party.

ARTICLE 12
NOTICES

12.1 **Notices in Writing**. All notices, payments and other required communications ("**Notices**") to one of Lithium or Geo by the other shall be in writing and shall be addressed respectively as follows:

(a) if to Lithium:

Next Lithium Corp.
131 Bloor Street West, Upper Penthouse
Toronto, Ontario M5S 1S3

Attention: President
Telecopier: (416) 924-0000

(b) if to Geo:

GeoXplor Corp.
8-650 Clyde Avenue
West Vancouver, BC V7T 1E2

Attention: President
Telecopier: (604)-921-0466

with copy to (which will not constitute notice hereunder):

Salley Bowes Harwardt Law Corp.
1750 – 1185 West Georgia Street
Vancouver, BC V6E 4E6

Attention: Mr. Louis P. Salley
Telecopier: (604) 688-0778

All Notices shall be given (i) by personal delivery to the addressee, or (ii) by electronic communication, or (iii) by registered or certified mail. All Notices shall be effective and shall be deemed delivered if by personal delivery during normal business hours, on the date of delivery or, if not delivered during normal business hours, on the next Business Day following delivery; if by electronic communication on the date of transmission as confirmed by confirmation of transmission if delivered before 5:00 p.m. (Toronto time) on a Business Day or, if not delivered by that time on a Business Day, the next Business Day following the date of transmission of the electronic communication; and if solely by registered or certified mail, five (5) Business Days after actual mailing. A party may change its address by notice, in writing, to the other party at any time or times.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES

13.1 **Representations and Warranties of Geo**. Geo represents and warrants to Lithium that:

(a) Geo has received the Staking Fee from Lithium as of October 2, 2009;

(b) the Property is comprised of the association placer mining claims listed at Schedule "B" attached hereto;

(c) Geo is the beneficial owner of the Property free and clear of all charges, liens, encumbrances, options, royalties, claims or interests of third parties other than the Permitted Encumbrances and the rights of those parties holding surface and access rights to the Property;

(d) Geo is a corporation duly formed under the laws of the State of Nevada, duly organized, validly subsisting, in good standing and qualified to carry on business under such laws;

(e) Geo has the full right and authority to execute and perform this Agreement and the transactions contemplated by it and this Agreement has been duly executed and delivered by Geo;

(f) Geo has not received any notice of expropriation and is not aware of any intention of any party to expropriate any part of the Property;

(g) there is as of the date of this Agreement no litigation or proceeding, including appeals or applications for review, in progress and, to the best of Geo's knowledge and belief after reasonable inquiry, no litigation or claim threatened against or relating to Geo directly affecting the Property and there is not presently outstanding against Geo any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitration which materially adversely affects the Property;

(h) no person has any written agreement, option or right or privilege capable of becoming an agreement, for the purchase from Geo of any interest in the Property;

(i) subject to the Permitted Encumbrances and compliance therewith, Geo has full power and absolute authority to grant to Lithium the rights provided in this Agreement and has received all written consents or approvals required, if applicable, to enter into and perform this Agreement;

(j) subject to the Permitted Encumbrances and compliance therewith, the execution and delivery of this Agreement and the exercise by Lithium of the rights granted to it under this Agreement will not conflict with or be in contravention of any law, regulation or order of any government, government department or other competent authority or conflict with rights of third parties or result in a breach of or default under any agreement or other instrument of obligation to which Geo is a party or by which Geo or the Property may be bound;

(k) all taxes, rates or other levies of every nature and kind heretofore levied against the Property and payable by Geo have been fully paid and satisfied; and

(l) this Agreement constitutes a legal, valid and binding obligation of Geo, enforceable against it in accordance with its terms under the laws of the Province of Ontario, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors' rights and the discretion exercisable by courts of competent jurisdiction in respect of the availability of equitable remedies and application of equitable principles.

13.2 **Representations and Warranties of Lithium**. Lithium represents and warrants to Geo that:

(a) the execution and delivery of this Agreement and the exercise by Lithium of the rights granted to it under this Agreement will not conflict with or result in a breach of or default under any agreement or other instrument of obligation to which Lithium is a party or by which it may be bound;

(b) this Agreement constitutes a legal, valid and binding obligation of Lithium, enforceable against it in accordance with its terms under the laws of the Province of Ontario, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors' rights and the discretion exercisable by courts of competent jurisdiction in respect of the availability of equitable and application of equitable principles;

(c) Lithium is a corporation duly formed under the laws of the Province of Ontario and duly organized, validly subsisting, in good standing and qualified to carry on business under such laws; and

(d) Lithium has the full right and authority to execute and perform this Agreement and the transactions contemplated by it and this Agreement has been duly executed and delivered by Lithium.

13.3 **Waiver by Lithium**. The representations and warranties contained in Section 13.1 are provided for the exclusive benefit of Lithium and a breach of any one or more of them may be waived by Lithium in writing in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

13.4 **Waiver by Geo**. The representations and warranties contained in Section 13.2 are provided for the exclusive benefit of Geo and a breach of any one or more of them may be waived by Geo in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

ARTICLE 14
CONFIDENTIALITY

14.1 **Confidential Information**. Except as otherwise provided in this Section 14.1, the terms and conditions of this Agreement, and all data, reports, records, and other information of any kind whatsoever developed or acquired by any party in connection with this Agreement shall be treated by the parties as confidential ("**Confidential Information**") and no party shall reveal or otherwise disclose such Confidential Information to third parties except as required, without the prior written consent of the other party, not to be unreasonably or arbitrarily withheld or delayed. Confidential Information that is available or that becomes available in the public domain, other than through a breach of this provision by a party, shall no longer be treated as Confidential Information.

The foregoing restrictions shall not apply to the disclosure of Confidential Information to any Affiliate, to any public or private financing agency or institution, to any contractors or subcontractors which the parties may engage and to employees and consultants of the parties or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of all or part of its rights and interest hereunder or in the Property pursuant to Article 11 of this Agreement or with which party or its Affiliate contemplates a merger, amalgamation or other corporate reorganization, provided, however, that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section 14.1.

In the event that a party is required to disclose Confidential Information to any government, any court, agency or department thereof, or any stock exchange, to the extent required by applicable law, rule or regulation, or in response to a legitimate request for such Confidential Information, the party so required shall immediately notify the other party of such requirement and the terms thereof, and the proposed form and content of the disclosure prior to such submission. The other party shall have the right not less than one (1) Business Day prior to such disclosure to review and comment upon the form and content of the disclosure and to object to such disclosure to the court, agency, exchange or department concerned, and to seek confidential treatment of any Confidential Information to be disclosed on such terms as such party shall, in its sole discretion, determine, provided that this Section 14.1 shall not apply and shall not operate to in any manner restrict or prohibit the continuous disclosure obligations of any party under the terms of any applicable securities legislation or stock exchange rules. In addition, where there is no legal requirement that a party identify the other in a public announcement or statement to be made,

such public announcement or statement shall not be made or released without the consent of the other party. Such consent shall not be unreasonably withheld.

The provisions of this Section 14.1 shall apply during the term of this Agreement and shall continue to apply to any party which sells, assigns, transfers, conveys or otherwise disposes of its rights and interest in this Agreement or the Property.

14.2 **Exceptions**. Notwithstanding the provisions of Section 14.1, the parties acknowledge and agree that, throughout the term of this Agreement, each shall be provided with unrestricted access to all operations information and shall be free to disseminate news on a reasonable schedule and basis, in accordance with appropriate regulatory guidelines, provided that the other has the opportunity to promptly review and comment on such news release within one (1) Business Day prior to its dissemination.

ARTICLE 15
INDEMNITIES

15.1 **Indemnity**. Each party shall indemnify the other party, its directors, officers, employees, agents and attorneys or Affiliates (collectively, the "**Indemnified Party**") against any loss, cost, expense, damage or liability (including legal fees and other expenses) arising out of or based on a breach by the party (the "**Indemnifying Participant**") of any representation, warranty or covenant contained in this Agreement or arising out of activities by the Indemnifying Party on the Property prior to or during the term of this Agreement. The obligation of a party to indemnify the other shall survive the termination of this Agreement.

15.2 **Procedure**. If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Participant. The Indemnifying Participant shall have the right, but not the obligation, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice), the defence, compromise, or settlement of the matter, including, at the Indemnifying Participant's expense, employment of counsel of the Indemnified Party's choice. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Participant to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Party, after the Indemnifying Participant has given notice that it will assume control of the defence, compromise, or settlement of the matter, shall be included in the damages for which the Indemnifying Participant shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Participant shall include a full release of claims against the Indemnified Party which has arisen out of the indemnified claim or demand.

ARTICLE 16
MISCELLANEOUS

16.1 **Effect of Force Majeure**. No party shall be liable to the other party or be in default under this Agreement for any failure or delay in performing any of its covenants or agreements

caused by or arising out of any act of Force Majeure; provided that the party asserting Force Majeure gives notice to the other party of such occurrence within ten (10) Business Days after the act of Force Majeure commences or is discovered. Settlement of strikes or labour disputes shall be entirely within the discretion of the Operator or the party experiencing the difficulty acting in good faith. No right of any party shall be affected by failure or delay of that party to meet any provisions or terms of this Agreement, where such failure or delay is primarily caused by any event of Force Majeure, and all times provided for in this Agreement shall be extended for a period equal to the period of delay reasonably attributable to the Force Majeure; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed.

16.2 **Applicable Law**. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

16.3 **Entire Agreement**. This Agreement terminates and replaces all prior agreements, either written, oral or implied, between Lithium and Geo with respect to the Property including, without limitation, the Letter of Intent between Lithium and Geo dated September 1, 2009 to the extent same relates to the Property, and constitutes the entire agreement between the parties with respect to the Property.

16.4 **Severability**. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

16.5 **Costs and Expenses**. Lithium shall be responsible for the payment of its own costs and expenses, including legal fees and disbursements, incurred by it in connection with the negotiation and execution of this Agreement and shall also be responsible for the reasonable legal fees and disbursements of up to $20,000 incurred by Geo in connection with the negotiation and execution of this Agreement.

16.6 **Time of the Essence**. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

16.7 **Partition**. Each party waives the benefit of all provisions of law relating to actions for partition of real and personal property and each agrees not to resort to any action at law or in equity to partition any real or personal property which is the subject matter of this Agreement.

16.8 **Dispute Resolution**. Disputes resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof may be resolved by a court of competent jurisdiction. In any litigation between the parties or any person claiming under them, resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party shall be entitled to recover all reasonable costs, expenses, legal and expert witness fees and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of

the litigation, in connection with any appeals, and in collecting or otherwise enforcing any final judgment entered therein. If a party substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and legal fees in such manner as it deems equitable.

16.9 **Further Assurances**. The parties shall do and perform all such acts and things, and execute all such deeds, documents and writings, and give all such assurances, as may be necessary to give effect to this Agreement.

16.10 **Binding Effect**. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.11 **Facsimile and Counterparts**. This Agreement may be executed by the parties and transmitted by telecopy and by counterpart and if so executed and transmitted, this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement and all counterparts shall together constitute one and same Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

GEOXPLOR CORP.

Per: ______________________
Name: E. Clive Ashworth
Authorized Signatory

I have authority to bind the corporation.

NEXT LITHIUM CORP.

Per: ______________________
Name: David J. DesLauriers
Title: President

I have authority to bind the corporation.

NEXT LITHIUM (NEVADA) CORP.

Per: ______________________
Name: Binh Vu
Title: Director

I have authority to bind the corporation.

the litigation, in connection with any appeals, and in collecting or otherwise enforcing any final judgment entered therein. If a party substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and legal fees in such manner as it deems equitable.

16.9 **Further Assurances**. The parties shall do and perform all such acts and things, and execute all such deeds, documents and writings, and give all such assurances, as may be necessary to give effect to this Agreement.

16.10 **Binding Effect**. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.11 **Facsimile and Counterparts**. This Agreement may be executed by the parties and transmitted by telecopy and by counterpart and if so executed and transmitted, this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement and all counterparts shall together constitute one and same Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

GEOXPLOR CORP.

Per: ______________________
Name: E. Clive Ashworth
Authorized Signatory

I have authority to bind the corporation.

NEXT LITHIUM CORP.

Per: ______________________
Name: David J. DesLauriers
Title: President

I have authority to bind the corporation.

NEXT LITHIUM (NEVADA) CORP.

Per: ______________________
Name: Binh Vu
Title: Director

I have authority to bind the corporation.

SCHEDULE "A"

Attached to and forming part of the Agreement dated October 30th, 2009
between GeoXplor Corp., Next Lithium Corp. and Next Lithium (Nevada) Corp.

NSR CALCULATION

1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean all monies realized and actually received by Lithium on the sale of any concentrates, ores or minerals mined or extracted from the Property as evidenced by its returns or settlement sheets, including any premiums, bonuses and subsidies, less, if any such ores or minerals require smelting or other processing, all monies paid or payable on account of:

    (a) loading and transportation of the ores or minerals from the Property or any mill erected on or about the Property to the smelter or other purchaser;

    (b) smelter treatment charges or other charges levied by the purchaser;

    (c) freight allowance and severance taxes or royalties that may be paid to the State of Nevada;

    (d) insurance and security costs and charges;

    (e) marketing costs and commissions;

    (f) penalties and other deductions whatsoever paid or payable in relation to the sale of the ores or minerals;

    (g) all appropriate mint charges; and

    (h) all applicable taxes (except income taxes) paid or payable by the Operator on any concentrates, ores or minerals mined or extracted from the Property.

2. Net Smelter Returns due and payable to Geo hereunder shall be paid within thirty (30) days after receipt of the said actual proceeds by Lithium.

3. Within one hundred and forty (140) days after the end of each fiscal year of Lithium during which the Property was in commercial production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith. The audited statements shall be delivered to Geo who shall have sixty (60) days after receipt of such statements to question in writing their accuracy and, failing such question, the statements shall be deemed correct.

4. Geo or its representative duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect such books and financial records of Lithium as are

relevant to the determination of Net Smelter Returns and at its own expense, to make copies thereof.

5. The Net Smelter Returns reserved herein shall run with the land and be binding on all subsequent owners of the Property, including any amendments, relocations, patents of the same or additional or alternative rights to mine as may be conferred by any changes in the mineral laws of the United States.

SCHEDULE "B"

Attached to and forming part of the Agreement dated October 30th, 2009 between GeoXplor Corp., Next Lithium Corp. and Next Lithium (Nevada) Corp.

PROPERTY

List of Association Placer Mining Claims Comprising the Property

Claim	Number	NMC Number	County	DOC#	Book	Page
MW	1	1010423	NYE	734817		
MW	2	1010424	NYE	734818		
MW	3	1010425	NYE	734819		
MW	4	1010426	NYE	734820		
MW	5	1010427	NYE	734821		
MW	6	1010428	NYE	734822		
MW	7	1010429	NYE	734823		
MW	8	1010430	NYE	734824		
MW	9	1010431	NYE	734825		
MW	10	1010432	NYE	734826		
MW	11	1010433	NYE	734827		
MW	12	1010434	NYE	734828		
MW	13	1010435	NYE	734829		
MW	14	1010436	NYE	734830		
MW	15	1010437	NYE	734831		
MW	16	1010438	NYE	734832		
MW	17	1010439	NYE	734833		
MW	18	1010440	NYE	734834		
MW	19	1010441	NYE	734835		
MW	20	1010442	NYE	734836		
MW	21	1010443	NYE	734837		
MW	22	1010444	NYE	734838		
MW	23	1010445	NYE	734839		
MW	24	1010446	NYE	734840		
MW	25	1010447	NYE	734841		
MW	26	1010448	NYE	734842		
MW	27	1010449	NYE	734843		

Claim	Number	NMC Number	County	DOC#	Book	Page
MW	28	1010450	NYE	734844		
MW	29	1010451	NYE	734845		
MW	30	1010452	NYE	734846		
MW	31	1010453	NYE	734847		
MW	32	1010454	NYE	734848		
MW	33	1010455	NYE	734849		
MW	34	1010456	NYE	734850		
CSV	46	1010457	Esmeralda	175884	282	369
CSV	47	1010458	Esmeralda	175885	282	371
CSV	48	1010459	Esmeralda	175886	282	373
CSV	49	1010460	Esmeralda	175887	282	375
CSV	50	1010461	Esmeralda	175888	282	377
CSV	51	1010462	Esmeralda	175889	282	379
CSV	52	1010463	Esmeralda	175890	282	381
CSV	53	1010464	Esmeralda	175891	282	383
CSV	54	1010465	Esmeralda	175892	282	385
CSV	55	1010466	Esmeralda	175893	282	387
CSV	57	1010468	Esmeralda	175894	282	389
CSV	58	1010469	Esmeralda	175895	282	391
CSV	59	1010470	Esmeralda	175896	282	393
CSV	60	1010471	Esmeralda	175897	282	395
CSV	61	1010472	Esmeralda	175898	282	397
CSV	62	1010473	Esmeralda	175899	282	399
CSV	63	1010474	Esmeralda	175900	282	401
CSV	64	1010475	Esmeralda	175901	282	403
CSV	65	1010476	Esmeralda	175902	282	405
CSV	66	1010477	Esmeralda	175903	282	407
CSV	67	1010478	Esmeralda	175904	282	409
CSV	68	1010479	Esmeralda	175905	282	411
CSV	69	1010480	Esmeralda	175906	282	413
CSV	70	1010481	Esmeralda	175907	282	415
CSV	72	1010483	Esmeralda	175908	282	417
CSV	73	1010484	Esmeralda	175909	282	419
CSV	74	1010485	Esmeralda	175910	282	421
CSV	75	1010486	Esmeralda	175911	282	423
CSV	78	1010489	Esmeralda	175912	282	425

Claim	Number	NMC Number	County	DOC#	Book	Page
CSV	79	1010490	Esmeralda	175913	282	427
CSV	80	1010491	Esmeralda	175914	282	429
CSV	81	1010492	Esmeralda	175915	283	1
CSV	82	1010493	Esmeralda	175916	283	3
CSV	83	1010494	Esmeralda	175917	283	5
CSV	84	1010495	Esmeralda	175918	283	7
CSV	85	1010496	Esmeralda	175919	283	9
CSV	86	1010497	Esmeralda	175920	283	11
CSV	87	1010498	Esmeralda	175921	283	13
CSV	88	1010499	Esmeralda	175922	283	15
CSV	89	1010500	Esmeralda	175923	283	17
CSV	90	1010501	Esmeralda	175924	283	19
CSV	91	1010502	Esmeralda	175925	283	21
CSV	92	1010503	Esmeralda	175926	283	23
CSV	93	1010504	Esmeralda	175927	283	25
CSV	94	1010505	Esmeralda	175928	283	27
CSV	95	1010506	Esmeralda	175929	283	29
CSV	95A	1010507	Esmeralda	175930	283	31
CSV	96	1010508	Esmeralda	175931	283	33
CSV	97	1010509	Esmeralda	175932	283	35
CSV	98	1010510	Esmeralda	175933	283	37
CSV	99	1010511	Esmeralda	175934	283	39
CSV	100	1010512	Esmeralda	175935	283	41
CSV	101	1010513	Esmeralda	175936	283	43
CSV	102	1010514	Esmeralda	175937	283	45
CSV	103	1010515	Esmeralda	175938	283	47
CSV	104	1010516	Esmeralda	175939	283	49
CSV	105	1010517	Esmeralda	175940	283	51
CSV	106	1010518	Esmeralda	175941	283	53
CSV	107	1010519	Esmeralda	175942	283	55
CSV	108	1010520	Esmeralda	175943	283	57
CSV	109	1010521	Esmeralda	175944	283	59
CSV	110	1010522	Esmeralda	175945	283	61
CSV	111	1010523	Esmeralda	175946	283	63
CSV	112	1010524	Esmeralda	175947	283	65
CSV	113	1010525	Esmeralda	175948	283	67

Claim	Number	NMC Number	County	DOC#	Book	Page
CSV	114	1010526	Esmeralda	175949	283	69
CSV	115	1010527	Esmeralda	175950	283	71
CSV	116	1010528	Esmeralda	175951	283	73
CSV	117	1010529	Esmeralda	175952	283	75
CSV	118	1010530	Esmeralda	175953	283	77
CSV	119	1010531	Esmeralda	175954	283	79
CSV	120	1010532	Esmeralda	175955	283	81
CSV	121	1010533	Esmeralda	175956	283	83
CSV	122	1010534	Esmeralda	175957	283	85
CSV	123B	1010535	Esmeralda	175959	283	87
CSV	123A	1010536	Esmeralda	175958	283	89
CSV	124	1010537	Esmeralda	175960	283	91
CSV	125	1010538	Esmeralda	175961	283	93
CSV	126	1010539	Esmeralda	175962	283	95
CSV	127	1010540	Esmeralda	175963	283	97
CSV	128	1010541	Esmeralda	175964	283	99
CSV	129	1010542	Esmeralda	175965	283	101
CSV	130	1010543	Esmeralda	175966	283	103
CSV	131	1010544	Esmeralda	175967	283	105
CSV	132	1010545	Esmeralda	175968	283	107
CSV	133	1010546	Esmeralda	175969	283	109
CSV	134	1010547	Esmeralda	175970	283	111
CSV	135	1010548	Esmeralda	175971	283	113
CSV	136	1010549	Esmeralda	175972	283	115
CSV	137	1010550	Esmeralda	175973	283	117
CSV	138	1010551	Esmeralda	175974	283	119
CSV	139	1010552	Esmeralda	175975	283	121
CSV	140	1010553	Esmeralda	175976	283	123
CSV	141	1010554	Esmeralda	175977	283	125
CSV	142	1010555	Esmeralda	175978	283	127
CSV	143	1010556	Esmeralda	175979	283	129
CSV	144	1010557	Esmeralda	175980	283	131
CSV	145	1010558	Esmeralda	175981	283	133
CSV	146	1010559	Esmeralda	175982	283	135
CSV	147	1010560	Esmeralda	175983	283	137
CSV	148	1010561	Esmeralda	175984	283	139

Claim	Number	NMC Number	County	DOC#	Book	Page
CSV	149	1010562	Esmeralda	175985	283	141
CSV	150	1010563	Esmeralda	175986	283	143
CSV	151	1010564	Esmeralda	175987	283	145
CSV	152	1010565	Esmeralda	175988	283	147
CSV	153	1010566	Esmeralda	175989	283	149
CSV	154	1010567	Esmeralda	175990	283	151
CSV	155	1010568	Esmeralda	175991	283	153
CSV	156	1010569	Esmeralda	175992	283	155
CSV	157	1010570	Esmeralda	175993	283	157
CSV	158	1010571	Esmeralda	175994	283	159
CSV	159	1010572	Esmeralda	175995	283	161
CSV	160	1010573	Esmeralda	175996	283	163
CSV	161	1010574	Esmeralda	175997	283	165
CSV	162	1010575	Esmeralda	175998	283	167
CSV	163	1010576	Esmeralda	175999	283	169
CSV	164	1010577	Esmeralda	176000	283	171
CSV	165	1010578	Esmeralda	176001	283	173
CSV	166	1010579	Esmeralda	176002	283	175
CSV	167	1010580	Esmeralda	176003	283	177
CSV	168	1010581	Esmeralda	176004	283	179
CSV	169	1010582	Esmeralda	176005	283	181
CSV	170	1010583	Esmeralda	176006	283	183
CSV	171	1010584	Esmeralda	176007	283	185
CSV	172	1010585	Esmeralda	176008	283	187
CSV	173	1010586	Esmeralda	176009	283	189
CSV	174	1010587	Esmeralda	176010	283	191
CSV	175	1010588	Esmeralda	176011	283	193
CSV	176	1010589	Esmeralda	176012	283	195
CSV	177	1010590	Esmeralda	176013	283	197
CSV	178	1010591	Esmeralda	176014	283	199
CSV	179	1010592	Esmeralda	176015	283	201
CSV	180	1010593	Esmeralda	176016	283	203
CSV	181	1010594	Esmeralda	176017	283	205
CSV	182	1010595	Esmeralda	176018	283	207
CSV	183	1010596	Esmeralda	176019	283	209
CSV	184	1010597	Esmeralda	176020	283	211

Claim	Number	NMC Number	County	DOC#	Book	Page
CSV	185	1010598	Esmeralda	176021	283	213
CSV	186	1010599	Esmeralda	176022	283	215
CSV	187	1010600	Esmeralda	176023	283	217
CSV	188	1010601	Esmeralda	176024	283	219
CSV	189	1010602	Esmeralda	176025	283	221
CSV	190	1010603	Esmeralda	176026	283	223
CSV	191	1010604	Esmeralda	176027	283	225
CSV	192	1010605	Esmeralda	176028	283	227
CSV	193	1010606	Esmeralda	176029	283	229
LM	195	1010607	Esmeralda	176032	283	233
LM	196	1010608	Esmeralda	176033	283	235
LM	197	1010609	Esmeralda	176035	283	237
LM	198	1010610	Esmeralda	1765035	283	239
LM	199	1010611	Esmeralda	176036	283	241
LM	200	1010612	Esmeralda	176037	283	243
LM	201A	1010613	Esmeralda	176038	283	245
LM	201B	1010614	Esmeralda	176039	283	247
LM	202	1010615	Esmeralda	176040	283	249
LM	203	1010616	Esmeralda	176041	283	251
LM	204	1010617	Esmeralda	176042	283	253
LM	205	1010618	Esmeralda	176043	283	255
LM	206	1010619	Esmeralda	176044	283	257
LM	207	1010620	Esmeralda	176045	283	259
LM	208	1010621	Esmeralda	176046	283	261
LM	209	1010622	Esmeralda	176047	283	263
LM	210	1010623	Esmeralda	176048	283	265
LM	211	1010624	Esmeralda	176049	283	267
LM	212	1010625	Esmeralda	176050	283	269
LM	213	1010626	Esmeralda	176051	283	271
LM	214	1010627	Esmeralda	176052	283	273
LM	215	1010628	Esmeralda	176053	283	275
LM	216	1010629	Esmeralda	176054	283	277
LM	217	1010630	Esmeralda	176055	283	279
LM	218	1010631	Esmeralda	176056	283	281
LM	219	1010632	Esmeralda	176057	283	283
LM	220	1010633	Esmeralda	176058	283	285

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	221	1010634	Esmeralda	176059	283	287
LM	222	1010635	Esmeralda	176060	283	289
LM	223	1010636	Esmeralda	176061	283	291
LM	224	1010637	Esmeralda	176062	283	293
LM	225	1010638	Esmeralda	176063	283	295
LM	226	1010639	Esmeralda	176064	283	297
LM	227	1010640	Esmeralda	176065	283	299
LM	228	1010641	Esmeralda	176066	283	301
LM	229	1010642	Esmeralda	176067	283	303
LM	230	1010643	Esmeralda	176068	283	305
LM	231	1010644	Esmeralda	176069	283	307
LM	232	1010645	Esmeralda	176070	283	309
LM	233	1010646	Esmeralda	176071	283	311
LM	234	1010647	Esmeralda	176072	283	313
LM	235	1010648	Esmeralda	176073	283	315
LM	236	1010649	Esmeralda	176074	283	317
LM	237	1010650	Esmeralda	176075	283	319
LM	238	1010651	Esmeralda	176076	283	321
LM	239	1010652	Esmeralda	176077	283	323
LM	240	1010653	Esmeralda	176078	283	325
LM	241	1010654	Esmeralda	176079	283	327
LM	242A	1010655	Esmeralda	176080	283	329
LM	242B	1010656	Esmeralda	176081	283	331
LM	243	1010657	Esmeralda	176082	283	333
LM	244	1010658	Esmeralda	176083	283	335
LM	245	1010659	Esmeralda	176084	283	337
LM	246	1010660	Esmeralda	176085	283	339
LM	247	1010661	Esmeralda	176086	283	341
LM	248	1010662	Esmeralda	176087	283	343
LM	249	1010663	Esmeralda	176088	283	345
LM	250	1010664	Esmeralda	176089	283	347
LM	251	1010665	Esmeralda	176090	283	349
LM	252	1010666	Esmeralda	176091	283	351
LM	253	1010667	Esmeralda	176092	283	353
LM	254	1010668	Esmeralda	176093	283	355
LM	255	1010669	Esmeralda	176094	283	357

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	256	1010670	Esmeralda	176095	283	359
LM	257	1010671	Esmeralda	176096	283	361
LM	258	1010672	Esmeralda	176097	283	363
LM	259	1010673	Esmeralda	176098	283	365
LM	260	1010674	Esmeralda	176099	283	367
LM	261	1010675	Esmeralda	176100	283	369
LM	262	1010676	Esmeralda	176101	283	371
LM	263	1010677	Esmeralda	176102	283	373
LM	264	1010678	Esmeralda	176103	283	375
LM	265	1010679	Esmeralda	176104	283	377
LM	266	1010680	Esmeralda	176105	283	379
LM	277	1010681	Esmeralda	176106	283	381
LM	278	1010682	Esmeralda	176107	283	383
LM	279	1010683	Esmeralda	176108	283	385
LM	280	1010684	Esmeralda	176109	283	387
LM	281	1010685	Esmeralda	176110	283	389
LM	282	1010686	Esmeralda	176111	283	391
LM	283	1010687	Esmeralda	176112	283	393
LM	284	1010688	Esmeralda	176113	283	395
LM	285	1010689	Esmeralda	176114	283	397
LM	286	1010690	Esmeralda	176115	283	399
LM	287	1010691	Esmeralda	176116	283	401
LM	288	1010692	Esmeralda	176117	283	403
LM	289	1010693	Esmeralda	176118	283	405
LM	290	1010694	Esmeralda	176119	283	407
LM	291	1010695	Esmeralda	176120	283	409
LM	292	1010696	Esmeralda	176121	283	411
LM	293	1010697	Esmeralda	176122	283	413
LM	294	1010698	Esmeralda	176123	283	415
LM	295	1010699	Esmeralda	176124	283	417
LM	296	1010700	Esmeralda	176125	283	419
LM	297	1010701	Esmeralda	176126	283	421
LM	298	1010702	Esmeralda	176127	283	423
LM	299	1010703	Esmeralda	176128	283	425
LM	300	1010704	Esmeralda	176129	283	427
LM	301	1010705	Esmeralda	176130	283	429

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	302	1010706	Esmeralda	176131	284	2
LM	303	1010707	Esmeralda	176132	284	3
LM	304	1010708	Esmeralda	176133	284	5
LM	305	1010709	Esmeralda	176134	284	7
LM	306	1010710	Esmeralda	176135	284	9
LM	307	1010711	Esmeralda	176136	284	11
LM	308	1010712	Esmeralda	176137	284	13
LM	309	1010713	Esmeralda	176138	284	15
LM	310	1010714	Esmeralda	176139	284	17
LM	311	1010715	Esmeralda	176140	284	19
LM	312	1010716	Esmeralda	176141	284	21
LM	313	1010717	Esmeralda	176142	284	23
LM	314	1010718	Esmeralda	176143	284	25
LM	315	1010719	Esmeralda	176144	284	27
LM	316	1010720	Esmeralda	176145	284	29
LM	317	1010721	Esmeralda	176146	284	31
LM	318	1010722	Esmeralda	176147	284	33
LM	319	1010723	Esmeralda	176148	284	35
LM	320	1010724	Esmeralda	176149	284	37
LM	321	1010725	Esmeralda	176150	284	39
LM	322	1010726	Esmeralda	176151	284	41
LM	323	1010727	Esmeralda	176152	284	43
LM	324	1010728	Esmeralda	176153	284	45
LM	325	1010729	Esmeralda	176154	284	47
LM	326	1010730	Esmeralda	176155	284	49
LM	327	1010731	Esmeralda	176156	284	51
LM	328	1010732	Esmeralda	176157	284	53
LM	329	1010733	Esmeralda	176158	284	55
LM	330	1010734	Esmeralda	176159	284	57
LM	331	1010735	Esmeralda	176160	284	59
LM	332	1010736	Esmeralda	176161	284	61
LM	333	1010737	Esmeralda	176162	284	63
LM	334	1010738	Esmeralda	176163	284	65
LM	335	1010739	Esmeralda	176164	284	67
LM	336	1010740	Esmeralda	176165	284	69
LM	338	1010741	Esmeralda	176166	284	71

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	339	1010742	Esmeralda	176167	284	73
LM	340	1010743	Esmeralda	176168	284	75
LM	341	1010744	Esmeralda	176169	284	77
LM	342	1010745	Esmeralda	176170	284	79
LM	343	1010746	Esmeralda	176171	284	81
LM	344	1010747	Esmeralda	176172	284	83
LM	345	1010748	Esmeralda	176173	284	85
LM	346	1010749	Esmeralda	176174	284	87
LM	347	1010750	Esmeralda	176175	284	89
LM	348	1010751	Esmeralda	176176	284	91
LM	349	1010752	Esmeralda	176177	284	93
LM	350	1010753	Esmeralda	176178	284	95
LM	351	1010754	Esmeralda	176179	284	97
LM	352	1010755	Esmeralda	176180	284	99
LM	353	1010756	Esmeralda	176181	284	101
LM	354	1010757	Esmeralda	176182	284	103
LM	355	1010758	Esmeralda	176183	284	105
LM	356	1010759	Esmeralda	176184	284	107
LM	357	1010760	Esmeralda	176185	284	109
LM	358	1010761	Esmeralda	176186	284	111
LM	359	1010762	Esmeralda	176187	284	113
LM	360	1010763	Esmeralda	176188	284	115
LM	361	1010764	Esmeralda	176189	284	117
LM	362	1010765	Esmeralda	176190	284	119
LM	363	1010766	Esmeralda	176191	284	121
LM	364	1010767	Esmeralda	176192	284	123
LM	365	1010768	Esmeralda	176193	284	125
LM	366	1010769	Esmeralda	176194	284	127
LM	367	1010770	Esmeralda	176195	284	129
LM	368	1010771	Esmeralda	176196	284	131
LM	369	1010772	Esmeralda	176197	284	133
LM	370	1010773	Esmeralda	176198	284	135
LM	371	1010774	Esmeralda	176199	284	137
LM	372	1010775	Esmeralda	176200	284	139
LM	373	1010776	Esmeralda	176201	284	141
LM	374	1010777	Esmeralda	176202	284	143

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	375	1010778	Esmeralda	176204	284	147
LM	378	1010779	Esmeralda	176205	284	149
LM	379	1010780	Esmeralda	176206	284	151
LM	380	1010781	Esmeralda	176207	284	153
LM	381	1010782	Esmeralda	176208	284	155
LM	382	1010783	Esmeralda	176209	284	157
LM	383	1010784	Esmeralda	176210	284	159
LM	384	1010785	Esmeralda	176211	284	161
LM	385	1010786	Esmeralda	176212	284	163
LM	386	1010787	Esmeralda	176213	284	165
LM	387	1010788	Esmeralda	176214	284	167
LM	388	1010789	Esmeralda	176215	284	169
LM	389	1010790	Esmeralda	176216	284	171
LM	390	1010791	Esmeralda	176217	284	173
LM	391	1010792	Esmeralda	176218	284	175
LM	392	1010793	Esmeralda	176219	284	177
LM	393	1010794	Esmeralda	176220	284	179
LM	394	1010795	Esmeralda	176221	284	181
LM	395	1010796	Esmeralda	176222	284	183
LM	396	1010797	Esmeralda	176223	284	185
LM	397	1010798	Esmeralda	176224	284	187
LM	398	1010799	Esmeralda	176225	284	189
LM	399	1010800	Esmeralda	176226	284	191
LM	400	1010801	Esmeralda	176227	284	193
LM	401	1010802	Esmeralda	176228	284	195
LM	402	1010803	Esmeralda	176229	284	197
LM	403	1010804	Esmeralda	176230	284	199
LM	404	1010805	Esmeralda	176231	284	201
LM	405	1010806	Esmeralda	176232	284	203
LM	406	1010807	Esmeralda	176233	284	205
LM	407	1010808	Esmeralda	176234	284	207
LM	408	1010809	Esmeralda	176235	284	209
LM	409	1010810	Esmeralda	176236	284	211
LM	410	1010811	Esmeralda	176237	284	213
LM	411	1010812	Esmeralda	176238	284	215
LM	412	1010813	Esmeralda	176239	284	217

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	413	1010814	Esmeralda	176240	284	219
LM	414	1010815	Esmeralda	176241	284	221
LM	415	1010816	Esmeralda	176242	284	223
LM	416	1010817	Esmeralda	176243	284	225
LM	417	1010818	Esmeralda	176244	284	227
LM	418	1010819	Esmeralda	176245	284	229
LM	419	1010820	NYE	734801		
LM	420	1010821	NYE	734802		
LM	421	1010822	NYE	734803		
LM	422	1010823	NYE	734804		
LM	423	1010824	NYE	734805		
LM	424	1010825	NYE	734806		
LM	425	1010826	NYE	734807		
LM	426	1010827	NYE	734808		
LM	427	1010828	NYE	734809		
LM	428	1010829	NYE	734810		
LM	429	1010830	NYE	734811		
LM	430	1010831	NYE	734812		
LM	431	1010832	NYE	734813		
LM	432	1010833	Esmeralda	176246	284	231
LM	435	1010836	Esmeralda	176247	284	233
LM	436	1010837	Esmeralda	176248	284	235
LM	437	1010838	Esmeralda	176249	284	237
LM	438	1010839	Esmeralda	176250	284	239
LM	439	1010840	NYE	176251	284	241
LM	441	1010842	Esmeralda	176252	284	243
LM	442	1010843	Esmeralda	176253	284	245
LM	443	1010844	NYE	176254	284	247
LM	444	1010845	Esmeralda	734814	284	249
LM	445	1010846	Esmeralda	176256	284	251
LM	447	1010847	Esmeralda	176257	284	253
LM	448	1010848	Esmeralda	176259	284	257
LM	449	1010849	Esmeralda	176260	284	259
LM	450	1010850	Esmeralda	176261	284	261
LM	451	1010851	Esmeralda	176262	284	263
LM	452	1010852	Esmeralda	176263	284	265

Claim	Number	NMC Number	County	DOC#	Book	Page
LM	453	1010853	Esmeralda	176264	284	267
LM	454	1010854	Esmeralda	176265	284	269
LM	455	1010855	Esmeralda	176266	284	271
LM	337	1010856	Esmeralda	176267	284	273
LM	446	1010857	Esmeralda	176268	284	275

SCHEDULE "C"

Attached to and forming part of the Agreement dated October 30th, 2009
between GeoXplor Corp., Next Lithium Corp. and Next Lithium (Nevada) Corp.

<u>SECURITY INTERESTS</u>

1. Memorandum of Option and Earn-In Agreement dated October ___, 2009 between GeoXplor Corp., Next Lithium Corp. and Next Lithium (Nevada) Corp., among others; and

2. Quitclaim Deed dated October ___, 2009 granted by the Grantor (as defined therein) to Next Lithium (Nevada) Corp.